                                SECOND AMENDMENT

         THIS SECOND AMENDMENT dated as of January 14, 2000 (this "Amendment") amends the Second Amended and Restated Credit Agreement dated as of February 3, 1999 (as previously amended, the "Credit Agreement") among U S Liquids Inc. (the "Company"), various financial institutions (the "Banks") and Bank of America, N.A. (formerly known as Bank of America National Trust and Savings Association), as Agent (in such capacity, the "Agent"). Terms defined in the Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used herein as defined therein.

         WHEREAS, the Company, the Banks and the Agent have entered into the Credit Agreement; and

         WHEREAS, the parties hereto desire to amend the Credit Agreement in certain respects as more fully set forth herein;

         NOW, THEREFORE, the parties hereto agree as follows:

         SECTION 1 AMENDMENTS REQUIRING THE CONSENT OF THE REQUIRED BANKS. Subject to the satisfaction of the conditions precedent set forth in SECTION 4(a), the Credit Agreement shall be amended as follows.

         1.1 ADDITION OF DEFINITIONS. The following definitions are added to the Credit Agreement in appropriate alphabetical sequence:

                  BOUNCE BACK EVENT means the agreement by the Required Banks (such agreement not to be unreasonably withheld) that the environmental issues relating to the Detroit Facility (including the Detroit PCB Problem and the investigation by the U.S. Attorney, the Federal Bureau of Investigation and the EPA into the operations of the Detroit Facility) have been resolved in a manner satisfactory to the Required Banks.

                  BUDGETS means the budgets setting forth projected EBITDA for each of the Detroit Facility and the Company on a consolidated basis for Fiscal Year 2000, copies of which are attached hereto as EXHIBIT B.

                  CONSENT ORDERS means the United States Environmental Protection Agency, Region 5, Consent Agreement and Final Order dated November 12, 1999 regarding the clean-up and decontamination of the Detroit PCB Problem, and the State of Michigan, Department of Environmental Quality, Waste Management Division, Consent Order dated October 7, 1999 (WMD Order No. 31-04-111-12-115-12-99),
         regarding the operation of the Detroit Facility.

                  DETROIT FACILITY means the waste processing facility of USL City Environmental, Inc. located in Detroit, Michigan.

                  DETROIT FACILITY RESERVE CHARGES means up to $3,000,000 of special reserve charges taken by the Company after the third Fiscal Quarter of 1999 in connection with actual or potential fines, penalties and similar costs arising out of the environmental matters at the Detroit Facility described in the letter dated December 17, 1999 from the General Counsel of the Company to Arthur Andersen LLP, a copy of which was delivered by the Company to each Bank.

                  DETROIT PCB PROBLEM means the contamination of the chemical fixation and solidification operations at the Detroit Facility resulting from the presence of PCBs.

                  MATERIAL ENVIRONMENTAL EVENT means any event or condition relating to Hazardous Substances or arising out of a breach of any Environmental Law or out of any Environmental Claim which is reasonably likely to result in liability to the Company and/or any Subsidiary during the term of this Agreement in an amount greater than $1,000,000 for any single such event or condition, or which when combined with all other such events and conditions, is reasonably likely to have a Material Adverse Effect.

                  RECOVERIES means, without duplication, (i) any amounts (including insurance proceeds and proceeds from any judgment or settlement) received by the Company or any Subsidiary arising out of the Detroit PCB Problem or any other matter which gave rise to any Third Quarter Special Charges, Detroit Facility Reserve Charges or Shreveport Facility Reserve Charges and (ii) any reversal of any reserve established in connection with any Third Quarter Special Charges, Detroit Facility Reserve Charges or Shreveport Facility Reserve Charges.

                  SHREVEPORT FACILITY RESERVE CHARGES means up to $2,000,000 of special reserve charges taken by the Company after the third Fiscal Quarter of 1999 in connection with actual or potential fines, penalties and similar costs arising out of the environmental matters at the Shreveport, Louisiana facility of Re-Claim Environmental Louisiana L.L.C. described in the letter dated December 17, 1999 from the General Counsel of the Company to Arthur Andersen LLP, a copy of which was delivered by the Company to each Bank.

                  THIRD QUARTER SPECIAL CHARGES means the $10,253,000 of special charges taken by the Company for the third Fiscal Quarter of 1999.

         1.2 AMENDMENTS TO DEFINITIONS. (a) The definition of "EBITDA" contained in Section 1.1 is amended by adding the following proviso immediately before the period at the end of that definition:

         "; PROVIDED that for purposes of SECTION 2.1.3, references to "Budgets" for the Detroit Facility and SECTION 10.1.2(b), references to EBITDA with respect to the Detroit Facility mean that portion of EBITDA attributable to the Detroit Facility calculated on a stand-alone basis".

         (b) Clause (ii) of the definition of "Funded Debt to EBITDA Ratio" contained in Section 1.1 is amended in its entirety to read as follows: "(ii) the total of EBITDA for the Computation Period ending on the last day of such Fiscal Quarter plus any Third Quarter Special Charges, Detroit Facility Reserve Charges and Shreveport Facility Reserve Charges taken during the Computation Period ending on the last day of such Fiscal Quarter, if applicable, minus any Recoveries received (or, in the case of reversal of charges, taken) during the Computation Period ending on the last day of such Fiscal Quarter".

         (c) Clause (a) of the definition of "Interest Coverage Ratio" contained in Section 1.1 is amended in its entirety to read as follows: "(a) the total of Consolidated Net Income before deducting Interest Expense and income tax expense for any Computation Period plus any Third Quarter Special Charges, Detroit Facility Reserve Charges and Shreveport Facility Reserve Charges taken in such Computation Period, if applicable, minus any Recoveries received (or, in the case of reversal of charges, taken) in such Computation Period".

         1.3 LIMITATION ON TOTAL OUTSTANDINGS. The following Section 2.1.3 is added to the Credit Agreement in appropriate numerical sequence:

                  2.1.3 LIMITATION ON TOTAL OUTSTANDINGS. Notwithstanding the foregoing provisions of this SECTION 2.1 or any other provision of this Agreement, unless the Bounce Back Event shall have occurred, Total Outstandings shall not exceed (1) $110,000,000 so long as the condition in CLAUSE (2) below has not been satisfied; (2) $125,000,000 beginning on the date that (i) the Agent has received written notice from the General Counsel of the Company that the Detroit Facility has been cleaned and decontaminated and is in compliance with the Consent Orders and that the Detroit Facility is legally certified to accept third party waste, and (ii) EBITDA for each of the Detroit Facility and the Company and its Subsidiaries on a consolidated basis (excluding any portion thereof attributable to acquisitions completed after December 31, 1999) equals or exceeds the projected EBITDA contained in the Budgets on a year-to-date basis as of the end of any month ending on or after March 31, 2000, (3) $150,000,000 so long as (i) the conditions in CLAUSE (2) above have been satisfied and (ii) EBITDA for each of the Detroit Facility and the Company and its Subsidiaries on a consolidated basis (excluding any portion thereof attributable to acquisitions completed after December 31, 1999) equals or exceeds the projected EBITDA contained in the Budgets on a year-to-date basis as of the end of any month ending on or after June 30, 2000, and (4) $175,000,000 so long as (i) the conditions in CLAUSE (3) above have been satisfied and
         (ii) EBITDA for each of the Detroit Facility and the Company and its Subsidiaries on a consolidated basis (excluding any portion thereof attributable to acquisitions completed after December 31, 1999) equals or exceeds the projected EBITDA contained in the Budgets on a year-to-date basis as of the end of any month ending on or after October 31, 2000.

         1.4 AMENDMENTS TO SECTION 9.15. (a) Section 9.15(a) is amended in its entirety to read as follows:

                  (a) NO VIOLATIONS. Except as set forth on SCHEDULE 9.15 or for matters which would not result in a Material Environmental Event, neither the Company nor any Subsidiary, nor any operator of the Company's or any Subsidiary's properties, is in violation, or alleged violation, of any judgment, decree, order, law, permit, license, rule or regulation pertaining to environmental matters, including those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 or any other Environmental Law.

         (b) Section 9.15(b) is amended by inserting the following phrase in the first line of that Section immediately following "SCHEDULE 9.15": "or for matters which would not result in a Material Environmental Event".

         (c) Section 9.15(c) is amended by inserting the following phrase in the second line of that Section immediately following "SCHEDULE 9.15": "or for matters which would not result in a Material Environmental Event".

         1.5      AMENDMENTS TO SECTION 10.1 Section 10.1 is amended as follows:
(a) Section 10.1.2 is amended in its entirety to read as follows:

                  10.1.2 INTERIM REPORTS. (a) Promptly when available and in any event within 45 days after the end of each Fiscal Quarter (except the last Fiscal Quarter) of each Fiscal Year, consolidated and regional balance sheets of the Company and its Subsidiaries as of the end of such Fiscal Quarter, together with consolidated and regional statements of earnings and a consolidated statement of cash flows for such Fiscal Quarter and for the period beginning with the first day of such Fiscal Year and ending on the last day of such Fiscal Quarter, certified by the Chief

         Financial Officer, the Vice President, Finance, the
         Controller or the Treasurer of the Company.

                  (b) Promptly and in any event within 30 days after the end of each month, consolidated balance sheets of the Company and its Subsidiaries as of the end of such month, together with consolidated statements of earnings for the Company and its Subsidiaries for such month and a calculation in reasonable detail of EBITDA on a year-to-date basis for the Company and its Subsidiaries and for the Detroit Facility, certified by the Chief Financial Officer, the Vice President, Finance, the Controller or the Treasurer of the Company.

         (b)(i) Section 10.1.9 is renumbered as "Section 10.1.10" and (ii) the following new Section 10.1.9 is inserted in appropriate numerical order:

                  10.1.9. CONTINGENT LIABILITIES REPORT. Promptly when available and in any event within 45 days after the end of each Fiscal Quarter, a report detailing all material contingent liabilities of the Company and its Subsidiaries at the end of such Fiscal Quarter, including an update on the Detroit Facility investigations.

         1.6 AMENDMENT TO SECTION 10.6.2. Section 10.6.2 is amended in its entirety to read as follows:

                  10.6.2 MINIMUM INTEREST COVERAGE. Not permit the Interest Coverage Ratio for any Computation Period to be less than the applicable ratio set forth below:

                           Computation                              Interest
                           Period Ending                Coverage Ratio
                           -------------                --------------
                  12/31/99 through 9/30/00                        1.75 to 1.0
                  10/1/00 through 12/31/00                        2.00 to 1.0
                  1/1/01 through 6/30/01                          2.25 to 1.0
                  7/1/01 and thereafter                           2.50 to 1.0.

         1.7 AMENDMENT TO SECTION 10.6.3. Section 10.6.3 is amended in its entirety to read as follows:

                  10.6.3 FUNDED DEBT TO EBITDA RATIO. Not permit the Funded Debt to EBITDA Ratio as of the last day of any Fiscal Quarter to exceed
         (a) if (i) the Termination Date has been extended pursuant to Section 2(b) of the Second Amendment to this Agreement or (ii) the Termination Date has not been so extended and the Bounce Back Event has not occurred, the applicable ratio set forth below:

                               Fiscal                        Funded Debt to
                           Quarter Ending                    Ebitda Ratio
                           --------------                    ------------
                  12/31/99 through 12/31/00                  3.50 to 1.0
                  3/31/01 and thereafter                     3.25 to 1.0;

         and (b) if CLAUSE (A) above does not apply, the applicable ratio set forth below:

                               Fiscal                        Funded Debt to
                           Quarter Ending                    EBITDA Ratio
                           --------------                    ------------
                  12/31/99 through 12/31/00                  3.75 to 1.0
                  3/31/01 and thereafter                     3.50 to 1.0.

         1.8 AMENDMENT OF SECTION 10.9. Section 10.9 is amended by deleting the reference to "$6,000,000" therein and substituting "$9,000,000" therefor.

         1.9 AMENDMENT TO SECTION 10.11. Clause (3)(i) of Section 10.11 is amended in its entirety to read as follows:

         "(i) the aggregate cash consideration to be paid by the Company and its Subsidiaries (including any Debt assumed or issued in connection therewith, the amount thereof to be calculated in accordance with GAAP) in connection with such purchase or other acquisition (or any series of related acquisitions) is not greater than $1,000,000 (or, if the maximum Total Outstandings permitted under SECTION 2.1.3 is equal to or greater than $150,000,000, $5,000,000)".

         1.10 AMENDMENT TO SCHEDULE 1.1. Schedule 1.1 is amended in its entirety to read as set forth on SCHEDULE 1.1 hereto.

         1.11 AMENDMENT TO SCHEDULE 9.15. Schedule 9.15 is amended in its entirety to read as set forth on SCHEDULE 9.15 hereto.

         SECTION 2 AMENDMENTS TO CERTAIN DEFINITIONS REQUIRING THE CONSENT OF EACH BANK. Subject to the satisfaction of the conditions precedent set forth in
SECTION 4(b):

         (a) the definition of "Commitment Amount" set forth in Section 1.1 is amended by deleting the reference to "$225,000,000" therein and substituting the following therefor: "(a)

$225,000,000 from the Effective Date to January 31, 2002 and (b) $200,000,000 thereafter, in each case"; and

         (b) the definition of "Termination Date" set forth in Section 1.1 is amended by replacing the reference to "January 31, 2002" therein and substituting "January 31, 2003" therefor.

         SECTION 3 REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the Agent and the Banks that, after giving effect to the effectiveness hereof, (a) each warranty set forth in Section 9 (excluding Sections 9.6 and 9.8) of the Credit Agreement is true and correct as of the date of the execution and delivery of this Amendment by the Company, with the same effect as if made on such date, and (b) no Event of Default or Unmatured Event of Default exists.

         SECTION 4 EFFECTIVENESS. (a) The amendments set forth in SECTION 1 above shall become effective when the Agent shall have received (i) counterparts of this Amendment executed by the Company and the Required Banks, (ii) a Confirmation, substantially in the form of EXHIBIT A, signed by the Company and each Subsidiary, and (iii) an amendment fee for each Bank which, on or before January 14, 2000, executes and delivers to the Agent or counterpart hereof agreeing to the amendments set forth in SECTION 1, such fee to be in an amount equal to 0.1% of such Bank's Commitment in the amount of $225,000.

         (b) The amendments set forth in SECTION 2 above shall become effective when the Agent shall have received (i) counterparts of this Amendment executed by the Company and each Bank and (ii) an extension fee in the amount of $450,000 (to be shared among the Banks pro rata according to their respective Commitments).

         (c) Any Bank may, in its discretion, agree to the amendments set forth in SECTION 1 but not the amendments (and extension) set forth in SECTION 2 by delivering to the Agent, concurrently with its delivery of its signature pages hereto, a notice in the form of ANNEX I hereto.

         SECTION 5 MISCELLANEOUS.

         5.1 CONTINUING EFFECTIVENESS, ETC. As herein amended, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. After the effectiveness of this Amendment, all references in the Credit Agreement and the other Loan Documents to "Credit Agreement" or similar terms shall refer to the Credit Agreement as amended hereby.

         5.2 COUNTERPARTS. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Amendment.

         5.3 GOVERNING LAW. This Amendment shall be a contract made under and governed by the laws of the State of Illinois applicable to contracts made and to be performed entirely within such state.

         5.4 SUCCESSORS AND ASSIGNS. This Amendment shall be binding upon the Company, the Banks and the Agent and their respective successors and assigns, and shall inure to the benefit of the Company, the Banks and the Agent and the respective successors and assigns of the Banks and the Agent.

         5.5 FURTHER ASSURANCES. (a)(i) The Company shall promptly (and, in any event, no later than February 15, 2000) execute a mortgage in favor of the Agent, in form and substance reasonably satisfactory to the Agent, on each property of the Company and its Subsidiaries listed on SCHEDULE 5.5 hereto (each, a "First Tier Property").

         (ii) The Company shall promptly (and in any event, no later than March 31, 2000) execute a mortgage in favor of the Agent, in form and substance reasonably satisfactory to the Agent, on each property of the Company and its Subsidiaries (x) on which the Company or such Subsidiary operates a processing facility or (y) with a market value in excess of $250,000 (each, a "Second Tier Property"; a Second Tier Property and a First Tier Property may also be collectively referred to herein as a "Property" ).

         (b) The Company further agrees to promptly (and, in any event, no later than March 31, 2000 for each First Tier Property or May 15, 2000 for each Second Tier Property) provide the following documents in connection with each mortgage referred to above: (i) an ALTA Loan Title Insurance Policy (or an equivalent form of title policy reasonably acceptable to the Agent), issued by an insurer acceptable to the Agent, insuring the Agent's Lien on such Property and containing such endorsements as the Agent may reasonably require; (ii) copies of all documents of record concerning such Property as shown on the commitment for the ALTA Loan Title Insurance Policy (or its equivalent); (iii) original or certified copies of all insurance policies required to be maintained with respect to such Property by the Credit Agreement, the mortgage or any other Loan Document; and (iv) a flood insurance policy concerning such Property, reasonably satisfactory to the Agent, if required by the Flood Disaster Protection Act of 1973.

         Delivered at Chicago, Illinois, as of the day and year first above written.

                         U S LIQUIDS INC.


                         By
                           --------------------------------------
                         Title
                              -----------------------------------


                         BANK OF AMERICA, N.A., as Agent


                         By
                           --------------------------------------
                         Title
                              -----------------------------------


                         BANK OF AMERICA, N.A., as a Bank


                         By
                           --------------------------------------
                         Title
                              -----------------------------------


                         BANKBOSTON, N.A.


                         By
                           --------------------------------------
                         Title
                              -----------------------------------


                         BANK ONE TEXAS, N.A.


                         By
                           --------------------------------------
                         Title
                              -----------------------------------


                         Note: The proposed amendments set forth in Section 2
                               did not become effective because all of the Banks did not consent thereto.

                         THE BANK OF NOVA SCOTIA


                         By
                           --------------------------------------
                         Title
                              -----------------------------------


                         UNION BANK OF CALIFORNIA


                         By
                           --------------------------------------
                         Title
                              -----------------------------------


                         COMERICA BANK


                         By
                           --------------------------------------
                         Title
                              -----------------------------------


                         FLEET BANK, N.A.


                         By
                           --------------------------------------
                         Title
                              -----------------------------------


                         WELLS FARGO BANK, N.A.


                         By
                           --------------------------------------
                         Title
                              -----------------------------------

                         BANQUE PARIBAS


                         By
                           --------------------------------------
                         Title
                              -----------------------------------


                         By
                           --------------------------------------
                         Title
                              -----------------------------------